                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Company's previously filed Registration Statement on Form S-8, Registration No. 33-50772, of our report dated September 22, 2000, relating to the consolidated financial statements of Cambio, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.




BDO Seidman, LLP
Dallas, Texas

October 12, 2000